UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2006
PetSmart, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027
(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Information
SIGNATURES
EXHIBIT INDEX
EX-3.3
EX-10.16
EX-10.23

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Separation Agreement with Timothy E. Kullman
     On November 9, 2006, we filed a Form 8-K with the Securities and Exchange Commission announcing that Timothy E. Kullman, Senior Vice President and Chief Financial Officer, announced his decision to resign from PetSmart sometime in fiscal 2007 and that Mr. Kullman would continue to serve as PetSmart’s Senior Vice President and Chief Financial Officer until his departure. On December 12, 2006, the Compensation Committee of the Board of Directors approved an agreement with Mr. Kullman, dated December 12, 2006, pursuant to which Mr. Kullman resigned from PetSmart effective as of a date to be determined by PetSmart (the “Separation Agreement”), which effective date shall be no earlier than February 6, 2007, but not later than after April 30, 2007 (the “Last Day”). Under the Separation Agreement, we agreed to pay Mr. Kullman $622,500, less applicable payroll taxes and deductions, no later than fourteen days after Mr. Kullman’s execution of a resignation letter, which he executed on December 12, 2006, and his execution of a release of claims and a confidentiality, non-solicitation and non-compete agreement. Mr. Kullman is required under the terms of the Separation Agreement to execute the release of claims and the confidentiality, non-solicitation and non-compete agreement on his Last Day.
     The confidentiality, non-solicitation and non-compete agreement attached as Exhibit C to the Separation Agreement requires Mr. Kullman to agree that he will not solicit or attempt to solicit any employee, consultant or independent contractor of PetSmart or any affiliate thereof to terminate his or her relationship with PetSmart in order to become an employee, consultant or independent contractor of any other person or entity for a period of one year following Mr. Kullman’s Last Day and, for a similar period, Mr. Kullman to agree that he will not accept a position with, become employed by or otherwise enter into a relationship with a competitor (a “PetSmart Competitor”). Under the Separation Agreement, a PetSmart Competitor is defined as any entity engaged in business, in whole or in part, in the pet retail or pet services industry that has annual gross revenues related to pets, pet products or services of at least $100 million, including, but not limited to, Petco, Pet Supplies Plus, Pet Supermarket, Pet Value (Canada), Super Pet (Canada) and the pet business of Wal-Mart, Target or other mass merchandisers.
     Mr. Kullman’s health benefits with us will terminate on his Last Day, but we agree under the Separation Agreement to pay a portion of Mr. Kullman’s COBRA payments until the earlier of (a) the eighteen month anniversary of his Last Day or (b) until he becomes eligible for medical, dental or vision coverage through a subsequent provider. The portion to be paid by us of these COBRA benefits shall be equal to the portion of the premium paid by us prior to his separation from PetSmart. Similarly, if Mr. Kullman is covered by life insurance and we pay the premiums prior to Mr. Kullman’s Last Day, we agree under the Separation Agreement to provide Mr. Kullman with life insurance coverage until the earlier of (a) the eighteen month anniversary of his Last Day or (b) until he becomes eligible for life insurance coverage through a subsequent provider. Mr. Kullman’s rights under any current stock option or restricted stock agreement will continue to be governed by the actual plan documents. Mr. Kullman will also be entitled to receive any amount otherwise due him under our executive incentive program for 2006 performance when that amount is determined, less applicable payroll taxes and deductions.
     Any benefits or payments owing under the Separation Agreement to Mr. Kullman shall terminate immediately upon the occurrence of any of the following events: (a) Mr. Kullman breaches the confidentiality, non-solicitation and non-compete agreement attached as Exhibit C to the Separation Agreement or any similar confidentiality, non-competition or non-solicitation agreement with us, (b) Mr. Kullman becomes employed or associated with a PetSmart Competitor or engages in actions prohibited by the Separation Agreement, (c) Mr. Kullman owns, manages, operates, joins or controls or participates in the ownership, management, or control of, or is employed by or connected in any manner with any person, enterprise or entity that is engaged in any business competitive with us other than passive investments of less than 2% in a publicly traded company, (d) Mr. Kullman encourages or solicits any of our current employees to leave our employ for any reason or interferes in any other manner with our employment relationships with our current employees, or (e) Mr. Kullman induces any of our current clients, customers, suppliers, vendors, distributors or other third parties to terminate an existing business relationship with us or otherwise interferes in any other manner with existing business relationships with these parties.
     The Separation Agreement is filed with this report as Exhibit 10.23 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Separation Agreement.

Cash Bonuses for Fiscal Year Ending February 3, 2008
     On December 12, 2006, the Compensation Committee of the Board of Directors selected the following business criteria pursuant to PetSmart’s Executive Short Term Incentive Plan for determining the amount of the cash bonuses to be awarded to our executive officers for our fiscal year ending February 3, 2008:
–	Earnings per share of PetSmart as set forth in PetSmart’s audited financial statements;

–	Return on investments as calculated from PetSmart’s audited financial statements; and

–	Increase in sales growth as calculated from PetSmart’s audited financial statements.
The Compensation Committee also approved the following target bonuses, multipliers and business criteria weightings:

	CEO	President/COO	CFO	SVP	VP-CAO
Bonus
Target Bonus as a percent of salary	100%	75%	50%	50%	40%
Multiplier due to achievement against target criteria	up to 3 times	up to 3 times	up to 3 times	up to 3 times	up to 3 times

Criteria Earnings Per Share	45%	45%	45%	45%	60%
Return on Investments	35%	35%	35%	35%	20%
Increase in Sales	20%	20%	20%	20%	20%
Amended and Restated Executive Change in Control and Severance Benefit Plan
     On December 12, 2006, the Compensation Committee of the Board of Directors of PetSmart approved the Amended and Restated Executive Change in Control and Severance Benefit Plan, or the Plan, for PetSmart’s executive officers and other officers, pursuant to which the following material changes were made to the Plan:
•	clarified that the term “option” includes stock appreciation rights;

•	clarified that an officer’s continued life insurance benefit does not include a plan described in Section 401(a) of the Internal Revenue Code of 1986, or the Code, or Section 409A of the Code, or a plan in which PetSmart was, directly or indirectly, the primary beneficiary of the insurance policy;

•	established that if the extended post-termination of employment exercise period of an option shall result in a portion of such option becoming subject to the provisions of Section 409A of the Code, the extended exercise period of such portion of such option shall be automatically shortened to the minimum extent necessary to prevent such portion of such option from becoming subject to Section 409A of the Code;

•	established that if certain benefits provided for therein shall fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall either:
o	be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code, or

o	be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code; and
•	revised as appropriate for the discussion of the PetSmart, Inc. 2006 Equity Incentive Plan.
     No other material provisions of the Plan were altered by the amendment and restatement. Please see the description of the Plan contained in the section entitled “Employment and Severance Arrangements” in our Proxy Statement for our 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 8, 2006, which description is incorporated herein.

     The foregoing amendment and incorporated summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Exhibit 10.16.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 12, 2006, the Board of Directors of PetSmart approved our Amended and Restated Bylaws, or the Restated Bylaws. The amendments to the Restated Bylaws:
•	provide that in uncontested elections, nominees for director shall be elected by a majority vote of the shares cast (a vote of the majority of the shares means that the number of shares voted “for” a director must exceed the number of shares cast “against” such director);

•	provide that the date for timely receipt of stockholder proposals and nominations for director was changed to no later than 120 days prior to the anniversary of the mailing date of the prior year’s proxy materials in order to match the deadline set by the rules and regulations of the Securities and Exchange Commission with respect to proxy statements (such date for our 2007 Annual Meeting of Stockholders will therefore be January 7, 2007);

•	clarify that stockholder proposals will require information relating to both the record holder and the beneficial holder of the shares of common stock;

•	clarify that the chairman of a meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, in accordance with the procedures set forth in the Restated Bylaws;

•	require a stockholder submitting a nominee for director to also indicate whether such nominee intends to submit an irrevocable resignation if such nominee is elected and subsequently fails to receive the required vote for re-election under the new majority-voting requirement, in accordance with the board practice discussed in Item 8.01 below which was adopted by the Board of Directors of PetSmart on December 12, 2006;

•	clarify that the Chairman of the Board of Directors of PetSmart is not necessarily an executive officer of PetSmart, unless so designated by the Board of Directors, in the event the office of Chief Executive Officer and Chairman of the Board of Directors is ever separated;

•	establish the office of Chief Executive Officer and establish the duties of such office;

•	clarify that shares of our common stock may be uncertificated;

•	clarify the procedures by which an interested transaction may be approved by the Board of Directors; and

•	remove provisions relating to our ability to grant loans to our executive officers, as such loans are no longer permitted under applicable law.
     The foregoing summary of the Restated Bylaws is qualified in its entirety by the Restated Bylaws themselves, which are attached hereto as Exhibit 3.3.
Item 8.01 Other Information.
     On December 12, 2006, the Board of Directors of PetSmart, in connection with amending our Bylaws, also approved a change to our Corporate Governance Guidelines pursuant to which the Board of Directors shall nominate for election or re-election as director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) Board of Directors acceptance of such resignation. In addition, the Board of Directors shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with this policy.
     If an incumbent director fails to receive the required vote for re-election, the Corporate Governance Committee of the Board of Directors will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.
     A copy of our revised Corporate Governance Guidelines has been posted to the Investor Relations section of our website at www.petsmart.com.

Exhibit No.	Description
3.3	Bylaws of PetSmart, Inc., Amended and Restated as of December 12, 2006.

10.16	Amended and Restated Executive Change in Control and Severance Benefit Plan

10.23	Separation Agreement with Timothy E. Kullman, dated December 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

	By:	/s/ Kevin J. Groman

Dated: December 15, 2006		Kevin J. Groman
Vice President, Associate General Counsel, Assistant Secretary and Deputy Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
3.3	Bylaws of PetSmart, Inc., Amended and Restated as of December 12, 2006.

10.16	Amended and Restated Executive Change in Control and Severance Benefit Plan

10.23	Separation Agreement with Timothy E. Kullman, dated December 12, 2006.